UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 7, 2018 (February 6, 2018)

NRG YIELD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36002	46-1777204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

804 Carnegie Center, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 524-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent and Indemnity Agreement

On February 6, 2018, NRG Yield, Inc. (the “Company”) entered into a Consent and Indemnity Agreement (the “Consent and Indemnity Agreement”) with NRG Energy, Inc., a Delaware corporation (“NRG”), NRG Repowering Holdings LLC, a Delaware limited liability company (“Repowering” and, collectively with NRG, “NRG Energy”), GIP III Zephyr Acquisition Partners, L.P., a Delaware limited partnership (“Purchaser”) and, solely for purposes of Sections E.5, E.6 and G.12 thereof, NRG Yield Operating LLC, a Delaware limited liability company and a subsidiary of the Company (“NRG Yield Operating”), in connection with the sale by NRG Energy to Purchaser of one hundred percent of the outstanding membership interests of Zephyr Renewables LLC, a Delaware limited liability company (“Zephyr Renewables”), which will include ownership by Zephyr Renewables of (1) one hundred percent of the shares of Class B common stock and one hundred percent of the shares of Class D common stock (collectively, the “Company Shares”) of the Company and (2) one hundred percent of the Class B units and one hundred percent of the Class D units (collectively, the “Company Units”, and, collectively with the Company Shares, the “Company Securities”) of NRG Yield LLC, a Delaware limited liability company, pursuant to a Purchase and Sale Agreement, dated February 6, 2018, by and among NRG, Repowering and Purchaser (the “Zephyr PSA”). We refer to the sale of the Company Securities owned by NRG Energy to Purchaser as the “Company Securities Transaction.” Pursuant to the Consent and Indemnity Agreement, the Company has agreed to provide its consent to the Company Securities Transaction subject to the terms and conditions therein.

The Company’s consent to the Company Securities Transaction is conditioned on (1) the transactions contemplated by the Consent and Indemnity Agreement resulting in no more than a $10 million reduction in the Company’s cash available for distribution calculated pro forma on an annualized basis for fiscal year 2018 (not including certain non-recurring expenses), (2) Zephyr Renewables’ entry into certain new sponsorship agreements with the Company relating to, among other things, the Company’s governance structure, the provision of services to the Company by Zephyr Renewables and a right of first offer on certain renewable energy assets that will be held by Zephyr Renewables (which Zephyr Renewables is purchasing from NRG Energy pursuant to the Zephyr PSA), (3) NRG Energy’s entry into certain agreements relating to transition services and ongoing commercial arrangements with the Company, (4) the accuracy of NRG Energy’s and Purchaser’s representations and warranties, subject to customary materiality standards and (5) NRG Energy obtaining certain third-party consents prior to the closing of the transactions contemplated by the Consent and Indemnity Agreement or the parties thereto taking certain other actions related thereto.  A Voting and Governance Agreement to be entered into at closing between the Company and an affiliate of Purchaser will provide, among other things, that (A) the Chief Executive Officer of the Company will at all times be a full-time Company employee appointed by the Board of Directors of the Company (the “Board”), (B) the parties thereto will use their commercially reasonable efforts to submit to the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders a charter amendment to classify the Board into two classes (with the independent directors and directors designated by an affiliate of Purchaser allocated across the two classes) and (C) the Board will be expanded to nine members at closing, comprised at that date of five directors designated by Purchaser, three independent directors and the Company’s Chief Executive Officer.

The Consent and Indemnity Agreement contains representations and warranties from each of NRG Energy, Purchaser and the Company, including, among others, representations as to (1) corporate existence and (2) authority to enter into the transactions contemplated by the Consent and Indemnity Agreement and related agreements, and with respect to the Company only, (A) the Company’s subsidiaries, (B) capitalization and (C) approval by the Corporate Governance, Conflicts and Nominating Committee of the

Company and the Board of the Company Securities Transaction, Consent and Indemnity Agreement and related transaction documents.

Each party to the Consent and Indemnity Agreement has agreed to certain covenants, including, among others, covenants relating to (1) property tax indemnity obligations, (2) cooperation in connection with certain regulatory filings, (3) conduct of the Company’s business prior to the closing of the transactions contemplated by the Consent and Indemnity Agreement and (4) cooperation with respect to debt financing in connection with the transactions contemplated by the Consent and Indemnity Agreement. If the transactions contemplated by the Consent and Indemnity Agreement are terminated, NRG Energy is obligated to reimburse the Company for certain costs and expenses incurred in connection with the transactions.

Carlsbad Purchase and Sale Agreement

On February 6, 2018, NRG Yield Operating entered into a purchase and sale agreement (the “Carlsbad Purchase and Sale Agreement”) with NRG Gas Development Company, LLC (the “Seller”), a Delaware limited liability company and a wholly-owned subsidiary of NRG. Pursuant to the terms of the Carlsbad Purchase and Sale Agreement, NRG Yield Operating agreed to acquire one hundred percent of the membership interests of Carlsbad Energy Holdings LLC, a Delaware limited liability company (“Carlsbad”), which indirectly owns an approximately 527 megawatt natural gas fired project in Carlsbad, California (the “Carlsbad Transaction”). The purchase price for the Carlsbad Transaction is $365 million in cash consideration, subject to customary working capital and other adjustments, plus the assumption of approximately $601 million of non-recourse project debt as of the closing date of the Carlsbad Transaction. The Carlsbad Transaction is expected to increase net income by $38 million, adjusted EBITDA by $90 million, cash from operating activities by $60 million and cash available for distribution by $40 million, on average annually in the five-year period from 2019-2023. A reconciliation of adjusted EBITDA to net income and cash available for distribution to cash from operating activities is presented in Table 1 below.

The Carlsbad Purchase and Sale Agreement provides that if prior to the closing of the Carlsbad Transaction, (1) NRG Yield Operating lacks sufficient funds to pay the purchase price at the closing, (2) the closing of the transactions contemplated by the Zephyr PSA has occurred and (3) the Seller has satisfied, or is capable of satisfying, the applicable conditions precedent in the Carlsbad Purchase and Sale Agreement, then NRG Yield Operating will be required to assign its rights and obligations under the Carlsbad Purchase and Sale Agreement, including its obligation to pay the purchase price, to Purchaser upon 5 days’ prior written notice to the Seller. In connection with the Carlsbad Transaction, an affiliate of Purchaser has committed to capitalize Purchaser, at or immediately prior to the closing of the Carlsbad Transaction, with an aggregate equity contribution in an amount up to $400 million, subject to the terms and conditions set forth in an equity commitment letter, dated as of February 6, 2018, including the prior assignment of the rights and obligations of NRG Yield Operating under the Carlsbad Purchase and Sale Agreement to Purchaser and the prior closing of the transactions contemplated by the Zephyr PSA.  Pursuant to a right of first offer agreement to be entered into upon the closing of the Consent and Indemnity Agreement, by and among the Company, Purchaser and an affiliate of Purchaser, the Company will have the right to purchase Carlsbad from Purchaser for a period of 18 months following the closing date of the Carlsbad Transaction in accordance with the terms therein.

The Carlsbad Purchase and Sale Agreement contains customary representations and warranties and covenants by NRG Yield Operating and the Seller. Each of NRG Yield Operating and the Seller is obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The closing of the Carlsbad Transaction is subject to closing conditions, including the closing of the transactions contemplated by the Zephyr PSA and certain third-party approvals. The Company expects the Carlsbad Transaction to close during the fourth quarter of 2018.

Table 1: Adjusted EBITDA and Cash Available for Distribution Reconciliation

The following table summarizes the reconciliation of adjusted EBITDA to net income and cash available for distribution to cash from operating activities.

($ in millions)	Carlsbad Drop Down - 5 Year Average from 2019-2023
Net Income	$38
Interest Expense, net	24
Depreciation, Amortization, and ARO	28
Adjusted EBITDA	90
Cash interest paid	(24)
Changes in prepaid and accrued liabilities for tolling agreements	(6)
Cash from Operating Activities	60
Distributions to non-controlling interest	—
Principal amortization of indebtedness	(20)
Cash Available for Distribution	$40

EBITDA and adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because the Company considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

• EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

• EBITDA does not reflect changes in, or cash requirements for, working capital needs;

• EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in this industry may calculate EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of the Company’s business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and adjusted EBITDA only as supplements.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments and factors which the Company does not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons the Company considers it appropriate for supplemental analysis. As an analytical tool, adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments described herein.

Management believes adjusted EBITDA is useful to investors and other users of the Company’s financial statements in evaluating its operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As the Company defines it, adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the adjusted EBITDA from the Company’s unconsolidated investments. The Company adjusts for these items in its adjusted EBITDA as its management believes that these items would distort their ability to efficiently view and assess its core operating trends.

In summary, the Company’s management uses adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with its Board, shareholders, creditors, analysts and investors concerning its financial performance.

Cash available for distribution is adjusted EBITDA plus cash distributions from unconsolidated affiliates, cash receipts from notes receivable, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in prepaid and accrued capacity payments. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

The Company believes cash available for distribution is useful to investors in evaluating its operating performance because securities analysts and other interested parties use such calculations as a measure of its ability to make quarterly distributions. In addition, cash available for distribution is used by its management team for determining future acquisitions and managing its growth. The GAAP measure most directly comparable to cash available for distribution is cash from operating activities.

However, cash available for distribution has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on the Company’s financial condition and results from operations. Cash available for distribution is a non-GAAP measure and should not be considered an alternative to cash from operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund the Company’s cash needs. In addition, the Company’s calculations of cash available for distribution are not necessarily comparable to cash available for distribution as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash from operating activities.

Item 8.01 Other Events.

On February 7, 2018, the Company issued a press release announcing its entry into the Consent and Indemnity Agreement and NRG Yield Operating's entry into the Carlsbad Purchase and Sale Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “plan,” “believe” and similar terms. Examples of forward-looking statements include, among others, statements regarding the satisfaction of the conditions necessary for the Company’s consent to the Company Securities Transaction. Such forward-looking statements are subject to risks, uncertainties and other factors, including a downturn in the economy, the risk that the transactions contemplated by the Consent and Indemnity Agreement may not be consummated, the risk that the Company may not realize the anticipated benefits of the transactions contemplated by the Consent and Indemnity Agreement, the risk that the Company may not retain customer relationships and other risks associated with the transactions contemplated by the Consent and Indemnity Agreement, such as the potential for unexpected liabilities, failure to meet closing terms and conditions of the transactions contemplated by the Consent and Indemnity Agreement, the reaction to the transactions contemplated by the Consent and Indemnity Agreement of customers, employees and counterparties or difficulties related to the transition of services, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Document

99.1	Press Release, dated February 7, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Yield, Inc.
(Registrant)

By:	/s/ Brian E. Curci
Brian E. Curci
Corporate Secretary

Dated:  February 7, 2018